EXECUTION COPY



                                SECOND AMENDMENT

                          Dated as of January 24, 1996

                This SECOND AMENDMENT among Marvel IV Holdings Inc., a Delaware corporation (the "Borrower"), Mafco Holdings Inc., a Delaware corporation ("Mafco"), the lenders parties to the Credit Agreement referred to below (the "Lenders") and Citibank, N.A., as agent (the "Agent") for the Lenders thereunder.

PRELIMINARY STATEMENTS:

                (1) The Borrower, the Lenders and the Agent have entered into a Credit Agreement dated as of December 15, 1995, as amended by the First Amendment dated as of January 9, 1996 (said agreement, as so amended, being the "Credit Agreement"; the terms defined therein being used herein as therein defined unless otherwise defined herein).

                (2) FN Holdings intends to issue up to $140,000,000 aggregate principal amount of Senior Subordinated Notes.

                (3) The Borrower has requested that the Lenders agree to amend the Credit Agreement and the Mafco Guaranty to permit the issuance of such Debt by FN Holdings.

                (4) The Lenders are, on the terms and conditions stated below, willing to grant the request of the Borrower, and the Borrower and the Lenders have agreed to amend the Credit Agreement and the Mafco Guaranty as hereinafter set forth.

               SECTION 1. Amendment to Credit Agreement. The Credit Agreement is, effective as of the date on which all of the conditions precedent set forth in Section 3 hereof have been satisfied or waived, hereby amended as follows:

                (a) the definition of "New FN Holdings Debt" in Section 1.01 shall be amended by deleting the reference to "$125,000,000" therein and replacing such reference with "$140,000,000".

                (b) Section 6.01(n) shall be amended by adding to the end thereof the following:

"; provided further that the Certificate of Incorporation may be amended to permit FN Holdings to issue up to $140,000,000 aggregate principal amount of New FN Holdings Debt".

                SECTION 2. Amendment to the Mafco Guaranty. The Mafco Guaranty is, effective as of the date on which all of the conditions precedent set forth in Section 3 hereof have been satisfied or waived, hereby amended by replacing Exhibit C thereto in its entirety with Annex A hereto.

                SECTION 3. Conditions of Effectiveness. This Second Amendment shall become effective on the first date (the "Second Amendment Effective Date") upon which the Agent shall have received evidence satisfactory to it that the following conditions precedent have been satisfied:

                (a) The Borrower shall have paid all accrued fees of the Agent and the Lenders and all accrued expenses of the Agent (including the reasonable fees and expenses of counsel to the Agent).

                (b) The Agent shall have received on or before the Second Amendment Effective Date the following, each dated on or before the Second Amendment Effective Date, in form and substance satisfactory to the Agent (unless otherwise specified) and in sufficient copies for each Lender:

                (i) counterparts to this Second Amendment duly executed by the Borrower, Mafco, the Lenders and the Agent;

                (ii) counterparts to the Consent attached hereto duly executed by each Loan Party other than the Borrower and Mafco; and

                (iii) a certificate signed by a duly authorized officer of Mafco stating that:

                (A) After giving effect to this Second Amendment, the representations and warranties contained in each of the Loan
Documents are correct on and as of the Second Amendment Effective Date, except to the extent such representations and warranties specifically relate to an earlier date; and

                (B) After giving effect to this Second Amendment, no event has occurred and is continuing which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.


                SECTION 4. Reference to and Effect on the Loan Documents. (a) Upon the effectiveness of Sections 1 and 2 hereof: (i) each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby; and (ii) each reference in the Mafco Guaranty to "this Agreement", "hereunder", "hereof" or words of like import referring to the Mafco Guaranty, and each reference in the other Loan Documents to "the Mafco Guaranty", "thereunder", "thereof" or words of like import referring to the Mafco Guaranty, shall mean and be a reference to the Mafco Guaranty as amended hereby.

                (b) Except as specifically amended above, the Credit Agreement and the Notes, and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

                (c) The execution, delivery and effectiveness of this Second Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

                SECTION 5. Costs, Expenses and Taxes. The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Second Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities hereunder and thereunder. The Borrower further agrees to pay on demand all costs and expenses, if any (including, without limitation, reasonable counsel fees an expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Second Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 5. In addition, the Borrower shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Second Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

                SECTION 6. Execution in Counterparts. This Second Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

                SECTION 7. Governing Law. This Second Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                           MARVEL IV HOLDINGS INC.
                                           By
                                              --------------------------------
                                              Name:
                                              Title:


                                           MAFCO HOLDINGS INC.
                                           By
                                              --------------------------------
                                              Name:
                                              Title:


                                           CITIBANK, N.A., as Agent
                                           By
                                              --------------------------------
                                              Name:
                                              Title:


                                           Lenders
                                           BANK OF AMERICA ILLINOIS
                                           By
                                              --------------------------------
                                              Name:
                                              Title:



                                           THE BANK OF NEW YORK
                                           By
                                              --------------------------------
                                              Name:
                                              Title:


                                           THE CHASE MANHATTAN BANK, N.A.
                                           By
                                              --------------------------------
                                              Name:
                                              Title:

                                           CHEMICAL BANK
                                           By
                                              --------------------------------
                                              Name:
                                              Title:


                                           CITIBANK, N.A.
                                           By
                                              --------------------------------
                                              Name:
                                              Title:


                                           CREDIT LYONNAIS,
                                           CAYMAN ISLAND BRANCH
                                           By
                                              --------------------------------
                                              Name:
                                              Title:

                                           CREDIT SUISSE
                                           By
                                              --------------------------------
                                              Name:
                                              Title:


                                           By
                                              --------------------------------
                                              Name:
                                              Title:


                                           THE FIRST NATIONAL BANK OF BOSTON
                                           By
                                              ----------------------------------
                                              Name:
                                              Title:


                                           THE FUJI BANK, LIMITED
                                           By
                                              ---------------------------------
                                              Name:
                                              Title:


                                           THE LONG-TERM CREDIT BANK OF
                                             JAPAN, LTD., LOS ANGELES AGENCY
                                           By
                                              ---------------------------------
                                              Name:
                                              Title:


                                           NATIONSBANK, N.A. (CAROLINAS)
                                           By
                                              ---------------------------------
                                              Name:
                                              Title:

                                           VAN KAMPEN AMERICAN CAPITAL
                                             PRIME RATE INCOME TRUST
                                           By
                                              ---------------------------------
                                              Name:
                                              Title:


                                           INTERNATIONALE NEDERLANDEN (U.S.)
                                             CAPITAL CORPORATION
                                           By
                                              ---------------------------------
                                              Name:
                                              Title:

                                           PILGRIM PRIME RATE TRUST
                                           By
                                              ---------------------------------
                                              Name:
                                              Title:


                                           PRIME INCOME TRUST
                                           By
                                              ---------------------------------
                                              Name:
                                              Title:






                              Consent to Amendment

                                    CONSENT


                Reference is made to (a) the Credit Agreement dated as of December 15, 1995, as heretofore amended (said agreement, as so amended, being the "Credit Agreement"; the terms defined therein being used herein as therein defined unless otherwise defined herein) among Marvel IV Holdings Inc., a Delaware corporation (the "Borrower"), the lenders parties to the Credit Agreement (the "Lenders"), and Citibank, N.A., as agent (the "Agent") for the Lenders, and (b) the Second Amendment dated as of January 24, 1996 (the "Second Amendment") among the Borrower, Mafco Holdings Inc., a Delaware corporation ("Mafco"), the Lenders and the Agent.

                Each of the undersigned, as a Loan Party under the Credit Agreement, hereby consents to the Second Amendment and hereby confirms and agrees that (i) each Collateral Document to which such Loan Party is a party and the Collateral described in each such Collateral Document does, and shall continue to, secure the payment of all of the Secured Obligations and Guaranteed Obligations, as the case may be, described in such Collateral Document and (ii) each Loan Document to which such Loan Party is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, on and after the effective date of the Second Amendment,
(A) each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended thereby and (B) each reference in the Mafco Guaranty to "this Agreement", "hereunder", "hereof" or words of like import referring to the Mafco Guaranty, and each reference in the other Loan Documents to "the Mafco Guaranty", "thereunder", "thereof" or words of like import referring to the Mafco Guaranty, shall mean and be a reference to the Mafco Guaranty as amended thereby.

                This Consent may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same consent.


                                           ANDREWS GROUP INCORPORATED

                                           By
                                              ---------------------------------
                                              Name:
                                              Title:


CONSOLIDATED CIGAR II
  HOLDINGS INC.

By
   ---------------------
   Name:
   Title:

COLEMAN (PARENT) HOLDINGS INC.

By
   ----------------------
   Name:
   Title:


FLAVORS (PARENT) HOLDINGS INC.

By
   -----------------------
   Name:
   Title:


FOUR STAR HOLDINGS CORP.
By
   ------------------------
   Name:
   Title:


MACANDREWS & FORBES HOLDINGS INC.

By
   ------------------------
   Name:
   Title:


                                           MARVEL V HOLDINGS INC.
                                           By
                                              ---------------------------------
                                              Name:
                                              Title:





                                           NEW COLEMAN HOLDINGS, INC.
                                           By
                                              ---------------------------------
                                              Name:
                                              Title:


                                           NWCG (PARENT) HOLDINGS CORPORATION
                                           By
                                              ---------------------------------
                                              Name:
                                              Title:






                                ANNEX A

                                  EXHIBIT C
                                      TO
                         SECOND AMENDED AND RESTATED
                                MAFCO GUARANTY

Terms and Conditions of
New FN Holdings Debt
- -------------------------
1.      Principal          Aggregate principal amount not to exceed $140,000,000.

2.      Interest           Not to exceed 11.5% per annum; provided, however, that if the New
                           FN Holdings Debt is issued in a Rule 144A placement and FN Holdings is required to offer to exchange that debt for registered debt having the same terms, the interest rate on the New FN Holdings
                           Debt may be increased by up to 50 basis points if either the registration statement for such exchange offer is not filed by a prescribed time or the exchange offer is not consummated by a prescribed time.

3.      Maturity Date      No earlier than one year after the Termination Date.

4.      Sinking Fund       None.

5.      Security           None.

6.      Optional           Call period to begin no later than five years after issuance.
        Redemption

7.      Ranking            Subordinate in right of payment to the FN Holdings Debt and other existing and future Senior Indebtedness (as defined) of FN
                           Holdings.

8.      Covenant and       No more onerous, taken as a whole, than under the provisions of the
        Default            FN Holdings Debt Documents, except:
        Provisions

                           i.   Restricted Payments are measured by (a) 75% of the aggregate
                           Consolidated Net Income cumulative from January 1, 1996, plus (b)
                           net proceeds from sales of capital stock of FN Holdings, cash capital contributions to FN Holdings and conversions of debt into capital stock of FN Holdings, in each case from and after the date of the issuance of the New FN Holdings Debt, plus (c) $44,000,000, less an amount equal to 75% of any charge to earnings (net of taxes) taken by the Bank in the fourth quarter of 1995 on account of any mandatory special assessment or other similar charge imposed in connection with the recapitalization of the Savings Association
                           Insurance Fund because the Bank's deposits are insured by the FDIC.

                           ii.  Consolidated Common Shareholders Equity is measured without reference to the amount of the capital contribution made by FN
                           Holdings to the Bank resulting from the net proceeds to FN Holdings from the issuance of the Notes.

                           iii. Upon the happening of a Change of Control Put Event (defined, as in the FN Holdings Debt Documents, to be limited to events within the control, directly or indirectly, of Ronald O. Perelman),
                           FN Holdings may be required to repurchase the New FN Holdings Debt at a time when such a purchase is not permitted under the FN
                           Holdings Debt Documents.